Exhibit 21

ST. JUDE MEDICAL, INC.
SUBSIDIARIES OF THE REGISTRANT
as of January 3, 2009

St. Jude Medical, Inc. Wholly Owned Subsidiaries:
•	MediGuide, Inc. (Delaware corporation)
	-	MediGuide Ltd. (Israeli corporation)
•	Pacesetter, Inc. - Sylmar, California, Scottsdale, Arizona, and Maven, South Carolina
(Delaware corporation) (dba St. Jude Medical Cardiac Rhythm Management Division)
•	St. Jude Medical S.C., Inc. – Austin, Texas (Minnesota corporation)
	-	San Diego Pace, Inc. (California corporation)
•	St. Jude Medical Europe, Inc. - St. Paul, Minnesota (Delaware corporation)
	-	Brussels, Belgium branch
•	St. Jude Medical Canada, Inc. - Mississauga, Ontario and St. Hyacinthe, Quebec
(Ontario, Canada corporation)
•	St. Jude Medical (Shanghai) Co., Ltd. – Shanghai, China (Chinese corporation)
	-	Beijing, Shanghai and Guangzhou representative offices
•	St. Jude Medical Australia Pty., Ltd. – Sydney, Australia (Australian corporation)
•	St. Jude Medical Brasil, Ltda. - Sao Paulo and Belo Horizonte, Brazil (Brazilian corporation)
•	St. Jude Medical, Atrial Fibrillation Division, Inc. (Formerly St. Jude Medical, Daig Division, Inc.) - Minnesota and California (Minnesota corporation)
	-	Endocardial Solutions NV/SA (Belgian Corporation)
	-	EP MedSystems LLC (Minnesota Limited Liability Company)
		-	ProCath Corporation (New Jersey corporation)
		-	EP MedSystems U.K. Ltd., (New Jersey corporation) (dba EP MedSystems, Europe Ltd.)
			-	EP MedSystems France. (French corporation) (wholly owned subsidiary of EP MedSystems U.K. Ltd.)
•	St. Jude Medical Colombia, Ltda. - Bogota, Colombia (Colombian corporation)
•	St. Jude Medical ATG, Inc. - Maple Grove, Minnesota (Minnesota corporation) (Shell)
•	St. Jude Medical (Thailand) Co., Ltd. – Bangkok, Thailand (Thai corporation)
•	Irvine Biomedical, Inc. – Irvine, California (California corporation)
•	St. Jude Medical, Cardiology Division, Inc. (Formerly Velocimed, Inc.) - Minnesota (Delaware corporation) (dba St. Jude Medical Cardiovascular Division)
•	SJ Medical Mexico, S. de R.L. de C.V. (Mexican corporation)
•	St. Jude Medical Argentina S.A. – Buenos Aires, Argentina (Argentinean corporation)
•	Advanced Neuromodulation Systems, Inc. – Plano, Texas (Texas Corporation) (dba St. Jude Medical Neuromodulation Division)
	-	Hi-Tronics Designs, Inc. – Budd Lake, New Jersey (New Jersey Corporation)
	-	Advanced Neuromodulation Systems, UK Limited (United Kingdom corporation)
•	SJM International, Inc. - St. Paul, Minnesota (Delaware corporation)
	-	Tokyo, Japan branch

SJM International, Inc. Wholly Owned Legal Entities (Directly and Indirectly):
•	SJM Delaware Holding, LLC - St. Paul, Minnesota (Delaware Limited Liability Company)
•	St. Jude Medical Bermuda GP (Bermuda partnership) (SJM International, Inc. is the majority partner and SJM Delaware Holding LLC is the minority partner)
	-	St. Jude Medical Luxembourg Holding S.à r.l. (Luxembourg corporation)
		-	St. Jude Medical Nederland B.V. (Netherlands corporation) (wholly owned subsidiary of St. Jude Medical Luxembourg Holding S.à r.l.)
		-	St. Jude Medical Puerto Rico LLC (Puerto Rican corporation) (wholly owned subsidiary of St. Jude Medical Luxembourg Holding S.à r.l.)
		-	St. Jude Medical AB (Swedish corporation) (wholly owned subsidiary of St. Jude Medical Luxembourg Holding S.à r.l.)
			-	Radi Medical Systems AB (Swedish corporation)
				-	Radi Medical Systems, Inc. (US corporation)
				-	Radi Medical Systems GmbH (German corporation)
				-	Radi Medical Systems Ltd. (United Kingdom corporation)
				-	Radi Medical Systems B.V. (Dutch corporation)

			-	Radi Medical Systems Pty. Ltd. (Australian corporation)
			-	Radi Medical Systems KK (Japanese corporation)
			-	Radi Medical Systems Co., Ltd. (Thai corporation)
			-	Radi Medical Systems s.a.s. (French corporation)
			-	Radi Medical Systems Pte., Ltd. (Singaporean corporation)
			-	Beijing, China representative office
		-	HB Betakonsult (Swedish partnership) (St. Jude Medical AB holds a 99% interest and Radi Medical Systems AB holds a 1% interest)
	-	SJM Coordination Center BVBA (Belgian corporation) (wholly owned subsidiary of St. Jude Medical Luxembourg S.à r.l.)
		-	Cardio Life Research S.A. (Belgian corporation)
	-	St. Jude Medical Operations (Malaysia) Sdn. Bhd. (Malaysian corporation) (wholly owned subsidiary of St. Jude Medical Luxembourg Holding S.à r.l.)
	-	St. Jude Medical Costa Rica Limitada (Costa Rica corporation) (wholly owned subsidiary of St. Jude Medical Luxembourg Holding S.à r.l.)
	-	St. Jude Medical Holdings B.V. (Netherlands corporation) (wholly owned subsidiary of St. Jude Medical Luxembourg Holding S.à r.l.)
		-	St. Jude Medical Japan Co., Ltd. (Japanese corporation) (wholly owned subsidiary of St. Jude Medical Holdings B.V.)
		-	St. Jude Medical India Private Limited (Indian corporation) (wholly owned subsidiary of St. Jude Medical Holdings B.V.)
		-	St. Jude Medical (Singapore) Pte. Ltd. (Singaporean corporation) (wholly owned subsidiary of St. Jude Medical Holdings B.V.)
		-	St. Jude Medical (Malaysia) Sdn Bhd (Malaysian corporation) (wholly owned subsidiary of St. Jude Medical Holdings B.V.)
		-	St. Jude Medical Taiwan Co. (Taiwan corporation) (wholly owned subsidiary of St. Jude Medical Holdings B.V.)
		-	St. Jude Medical Korea YH (Korean corporation) (wholly owned subsidiary of St. Jude Medical Holdings B.V.
		-	St. Jude Medical (Hong Kong) Limited - Central, Hong Kong (Hong Kong corporation)
			-	Mumbai, New Delhi, Calcutta, Chennai and Bangalore, India branch offices
•	St. Jude Medical Sweden AB (Swedish corporation)
•	St. Jude Medical Danmark A/S (Danish corporation)
•	St. Jude Medical (Portugal) - Distribuição de Produtos Médicos, Lda. (Portuguese corporation)
•	St. Jude Medical Export Ges.m.b.H. (Austrian corporation)
•	St. Jude Medical Medizintechnik Ges.m.b.H. (Austrian corporation)
•	St. Jude Medical Italia S.p.A. (Italian corporation)
•	St. Jude Medical Belgium (Belgian corporation)
•	St. Jude Medical España S.A. (Spanish corporation)
•	St. Jude Medical France S.A.S. (French corporation)
•	St. Jude Medical Finland O/y (Finnish corporation)
•	St. Jude Medical Sp.zo.o. (Polish corporation)
•	St. Jude Medical GmbH (German corporation)
•	St. Jude Medical Kft (Hungarian corporation)
•	St. Jude Medical UK Limited (United Kingdom corporation)
•	St. Jude Medical (Schweiz) AG (Swiss corporation)
•	UAB “St. Jude Medical Baltic” (Lithuanian corporation)
•	St. Jude Medical Norway AS (Norwegian corporation)